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Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Building Materials Corporation of America (the "Company") for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert B. Tafaro, as Chief Executive Officer and President of the Company, and John F. Rebele, as Senior Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT B. TAFARO Name: Robert B. Tafaro Title: Chief Executive Officer and President
Date: March 28, 2008
/s/ JOHN F. REBELE Name: John F. Rebele Title: Senior Vice President, Chief Financial Officer and Chief Administrative Officer
Date: March 28, 2008

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  Exhibit 32.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002